Stockholder Meeting Results

A Special Meeting of Stockholders (the "Meeting") of Scudder Gold Fund (the "Fund") was held on October 27, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.

                                                  Number of Votes:
                                                  ----------------

                   Director                For                      Withheld
                   --------                ---                      --------

      Paul Bancroft III                 8,101,881                   728,802

      Sheryle J. Bolton                 8,094,164                   736,519

      William T. Burgin                 8,106,234                   724,449

      Thomas J. Devine                  8,116,606                   714,077

      Keith R. Fox                      8,137,861                   692,822

      William H. Luers                  8,110,553                   720,130

      Daniel Pierce                     8,121,466                   709,217

      Kathryn L. Quirk                  8,108,031                   722,652


2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For           Against          Abstain        Broker Non-Votes*
         ---           -------          -------        -----------------

      7,840,670        623,484          366,529             743,440


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

          For           Against        Abstain          Broker Non-Votes*
          ---           -------        -------          -----------------

       8,758,674       1,363,348       574,539                  0

4. To approve the revision of certain fundamental investment policies.


                                                                                Number of Votes:
                                                                                ----------------
                                                                                                                Broker
                     Fundamental Policies                    For            Against           Abstain         Non-Votes*
                     --------------------                    ---            -------           -------         ----------

                4.1  Diversification                      6,738,131         941,179           407,933          743,440

                4.2  Borrowing                            6,647,528        1,025,452          414,263          743,440

                4.3  Senior securities                    6,729,519         940,818           416,906          743,440

                4.4  Purchase of physical                 6,709,669         961,017           416,557          743,440
                     commodities

                4.5  Concentration                        6,711,230         961,710           414,303          743,440

                4.6  Underwriting of securities           6,722,065         840,911           524,267          743,440

                4.7  Investment in real estate            6,717,290         854,319           515,634          743,440

                4.8  Lending                              6,716,831         859,849           510,563          743,440

5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

         8,136,570                   294,563                    399,550

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.